Exhibit 99.1

McKESSON CORPORATION REPORTS FISCAL 2025 SECOND QUARTER RESULTS
AND RAISES FULL YEAR ADJUSTED EPS GUIDANCE

IRVING, Texas, November 6, 2024 - McKesson Corporation (NYSE:MCK) today announced results for the second quarter ended September 30, 2024.

Second Quarter Highlights:
•Consolidated revenues of $93.7 billion increased 21%.
•Earnings per diluted share of $1.87 decreased $3.05.
•Adjusted Earnings per Diluted Share of $7.07 increased 13%.
•McKesson announced an agreement to acquire a controlling interest in Florida Cancer Specialists & Research Institute LLC's Core Ventures.
•McKesson announced an agreement to sell its Canada-based Rexall and Well.ca retail businesses.

"McKesson reported record revenue of $93.7 billion, representing 21% growth compared to the previous year, and Adjusted Earnings per Diluted Share growth of 13% for the second quarter," said Brian Tyler, chief executive officer. "Our results for the second quarter demonstrated focused execution against our strategy and operating excellence across our businesses. We saw strong growth in our U.S. Pharmaceutical segment, including our leading oncology and specialty distribution capabilities."

Fiscal 2025 Outlook:
•Adjusted Earnings per Diluted Share guidance range raised to $32.40 to $33.00, from the previous range of $31.75 to $32.55.
•Fiscal 2025 Adjusted Earnings per Diluted Share guidance range indicates 18% to 20% growth compared to prior year.
•The Company does not forecast GAAP earnings per diluted share1.

Mr. Tyler continued, "As a result of our first half performance and continued confidence across the enterprise over the remainder of the fiscal year, we are raising and narrowing our guidance range for fiscal 2025 Adjusted Earnings per Diluted Share to $32.40 to $33.00. We remain confident in our ability to deliver against our fiscal 2025 outlook, which is above the long-term targets we have previously provided."

Fiscal 2025 Second Quarter Result Summary

	Second Quarter			Year-to-Date
($ in millions, except per share amounts)	FY25	FY24	Change	FY25	FY24	Change
Revenues	$93,651	$77,215	21%	$172,934	$151,698	14%
Net income attributable to McKesson Corporation	241	664	(64)	1,156	1,622	(29)
Adjusted Earnings[2]	915	841	9	1,944	1,834	6
Earnings per diluted common share attributable to McKesson Corporation	1.87	4.92	(62)	8.89	11.95	(26)
Adjusted Earnings per Diluted Share[2]	7.07	6.23	13	14.95	13.51	11
[1] See below under "Fiscal 2025 Outlook" for full explanation
[2] Adjusted results in this earnings release are non-GAAP financial measures; refer to the accompanying definitions and reconciliation schedules

Second quarter revenues were $93.7 billion, an increase of 21% from a year ago, primarily driven by growth in the U.S. Pharmaceutical segment, which includes onboarding a new strategic partner and increased prescription volumes, including higher volumes from retail national account customers, specialty products, and GLP-1 medications.

Second quarter earnings per diluted share was $1.87 compared to $4.92 a year ago, a decrease of $3.05, due to a charge of $643 million for the fair value remeasurement of assets and liabilities related to McKesson's agreement to sell its Canadian retail businesses and a charge of $227 million related to business rationalization initiatives, partially offset by a reversal of a portion of the prior year provision for bad debts within the U.S. Pharmaceutical segment related to the Rite Aid bankruptcy.

Second quarter Adjusted Earnings per Diluted Share was $7.07 compared to $6.23 a year ago, an increase of 13%, driven by growth in the U.S. Pharmaceutical segment and a lower share count. Second quarter Adjusted Earnings per Diluted Share also included pre-tax losses of $15 million associated with McKesson Ventures' equity investments, compared to pre-tax losses of $10 million in the second quarter of fiscal 2024.

For the first six months of the fiscal year, McKesson returned $2.2 billion of cash to shareholders, which included $2.0 billion of common stock repurchases and $162 million of dividend payments. During the first six months of the fiscal year, McKesson generated cash from operations of $720 million, and invested $385 million in capital expenditures, resulting in Free Cash Flow of $335 million.

Business Highlights
•McKesson continued to advance and expand its oncology platform.
◦McKesson announced an agreement to acquire a controlling interest in Florida Cancer Specialists & Research Institute LLC's (FCS) Core Ventures. FCS, a practice with more than 530 providers, will remain independent and join The US Oncology Network (USON). The transaction is subject to customary closing conditions, including required regulatory clearance.
◦USON expanded its footprint with the addition of Tennessee Cancer Specialists and Illinois CancerCare, adding 118 providers.
•McKesson announced an agreement to sell its Canada-based Rexall and Well.ca retail businesses. The transaction is subject to customary closing conditions, including required regulatory clearance.
•In October, McKesson launched InspiroGene, a dedicated business focused on supporting the commercialization of cell and gene therapies.
•McKesson was named as a "Best Place to Work for Disability Inclusion" for the ninth consecutive year. McKesson earned a top-ranking score of 100 on the 2024 Disability Equality Index®, a joint initiative of the American Association of People with Disabilities and Disability:IN.

U.S. Pharmaceutical Segment
•Revenues were $85.7 billion, an increase of 23%, driven by increased prescription volumes, including higher volumes from retail national account customers, specialty products, and GLP-1 medications.
•Segment Operating Profit was $1.1 billion. Adjusted Segment Operating Profit was $902 million, an increase of 11%, driven by growth in the distribution of specialty products to providers and health systems.

Prescription Technology Solutions Segment
•Revenues were $1.3 billion, an increase of 11%, driven by increased prescription volumes in our third-party logistics and technology services businesses.
•Segment Operating Profit was $205 million. Adjusted Segment Operating Profit of $218 million, an increase of 4%, driven by growth in affordability and access solutions, partially offset by investments to support future growth.

Medical-Surgical Solutions Segment
•Revenues were $2.9 billion, an increase of 4%, driven by higher volumes of specialty pharmaceuticals, including vaccines in the primary care channel.
•Segment Operating Profit was $89 million. Adjusted Segment Operating Profit was $243 million, a decrease of 4%, driven by lower volumes, customer mix, and product demand shifts across the primary care sites of care, partially offset by growth in the extended care business.

International Segment
•Revenues were $3.7 billion, an increase of 7%, driven by higher pharmaceutical distribution volumes in the Canadian business.
•Segment Operating Loss was $508 million. Adjusted Segment Operating Profit was $100 million, an increase of 12%, driven by higher pharmaceutical distribution volumes in the Canadian business and the discontinued recording of depreciation and amortization on Canada-based Rexall and Well.ca retail businesses, which were classified as held for sale during the quarter.

Modernizing and Accelerating the Enterprise
McKesson launched a set of initiatives to modernize and accelerate the enterprise, further strengthening its business platforms in support of the continued customer operational excellence and enabling further growth against its long-term objectives.

Fiscal 2025 Outlook
McKesson does not provide forward-looking guidance on a GAAP basis as the company is unable to provide a quantitative reconciliation of forward-looking Non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. McKesson cannot reasonably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are generally uncertain and depend on various factors, many of which are beyond the company's control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

McKesson is raising and narrowing fiscal 2025 Adjusted Earnings per Diluted Share guidance to $32.40 to $33.00 from the previous range of $31.75 to $32.55.

Fiscal 2025 Adjusted Earnings per Diluted Share guidance includes $0.53 related to year-to-date gains associated with McKesson Ventures' equity investments.

McKesson is raising its full year share repurchases target from $2.8 billion to $3.2 billion.

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Wednesday, November 6th at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor events:
•Sell-Side Update, November 7, 2024
•Jefferies London Healthcare Conference, November 19, 2024
•Citi Global Healthcare Conference, December 4, 2024
•Evercore HealthCONx Conference, December 4, 2024
•J.P. Morgan Healthcare Conference, January 13-15, 2025

The audio webcasts, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Interest Expense, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. The discussion of anticipated transaction closings, financial outlook, guidance, trends, strategy, plans, assumptions, expectations, commitments, and intentions may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our publicly available filings with the Securities and Exchange Commission and news releases.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws; we might be adversely impacted by regulatory delays or other difficulties with acquisitions or divestitures such as the transactions described in this press release; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we may be unsuccessful in achieving our strategic growth objectives; we may be unsuccessful in our efforts to implement initiatives to reduce or optimize our costs; we are impacted by customer purchase reductions, contract non-renewals, payment defaults, and bankruptcies; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to limitations that could impede the growth of our data services business; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we are adversely impacted by changes or disruptions in product supply and have had difficulties in sourcing or selling products due to a variety of causes; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by changes in the economic environments in which we operate; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we might be adversely impacted by events outside of our control, such as widespread public health issues, natural disasters, political events and other catastrophic events; we may be adversely affected by global climate change or by legal, regulatory, or market responses to such change; and governance issues and regulations, including those related to social issues, climate change, and sustainability, and stakeholder response thereto may have an adverse effect on our business, financial condition, and results of operations and damage our reputation.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts:
Rachel Rodriguez, 469-260-0556 (Investors)
Rachel.Rodriguez@McKesson.com

Media Relations
MediaRelations@McKesson.com

Schedule 1

McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Six Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Revenues	$93,651	$77,215	21%	$172,934	$151,698	14%
Cost of sales	(90,403)	(74,146)	22	(166,534)	(145,607)	14
Gross profit	3,248	3,069	6	6,400	6,091	5
Selling, distribution, general, and administrative expenses	(2,503)	(2,092)	20	(4,504)	(3,962)	14
Claims and litigation charges, net	4	2	100	(108)	2	—
Restructuring, impairment, and related charges, net	(171)	(28)	511	(181)	(80)	126
Total operating expenses	(2,670)	(2,118)	26	(4,793)	(4,040)	19
Operating income	578	951	(39)	1,607	2,051	(22)
Other income, net	34	26	31	164	64	156
Interest expense	(78)	(61)	28	(153)	(108)	42
Income before income taxes	534	916	(42)	1,618	2,007	(19)
Income tax expense	(247)	(213)	16	(371)	(307)	21
Net income	287	703	(59)	1,247	1,700	(27)
Net income attributable to noncontrolling interests	(46)	(39)	18	(91)	(78)	17
Net income attributable to McKesson Corporation	$241	$664	(64)%	$1,156	$1,622	(29)%

Earnings per common share attributable to McKesson Corporation (a)
Diluted	$1.87	$4.92	(62)%	$8.89	$11.95	(26)%
Basic	$1.88	$4.95	(62)%	$8.94	$12.03	(26)%

Dividends declared per common share	$0.71	$0.62	15%	$1.33	$1.16	15%

Weighted-average common shares outstanding
Diluted	129.3	134.8	(4)%	130.0	135.7	(4)%
Basic	128.7	134.1	(4)	129.3	134.8	(4)%
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2025 and 2024 as well as our
Annual Report on Form 10-K for fiscal 2024.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Six Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Net income (GAAP)	$287	$703	(59)%	$1,247	$1,700	(27)%
Net income attributable to noncontrolling interests (GAAP)	(46)	(39)	18	(91)	(78)	17
Net income attributable to McKesson Corporation (GAAP)	241	664	(64)	1,156	1,622	(29)
Pre-tax adjustments:
Amortization of acquisition-related intangibles	60	62	(3)	123	124	(1)
Transaction-related expenses and adjustments (1)	665	(37)	—	680	(28)	—
LIFO inventory-related adjustments	(2)	55	(104)	(4)	87	(105)
Gains from antitrust legal settlements	(63)	(79)	(20)	(153)	(197)	(22)
Restructuring, impairment, and related charges, net (2)	234	28	736	244	80	205
Claims and litigation charges, net (3)	(4)	(2)	100	108	(2)	—
Other adjustments, net (4) (5)	(205)	210	(198)	(162)	210	(177)
Income tax effect on pre-tax adjustments	(9)	(58)	(84)	(45)	(59)	(24)
Net income attributable to noncontrolling interests effect on pre-tax adjustments	(2)	(2)	—	(3)	(3)	—
Adjusted Earnings (Non-GAAP)	$915	$841	9%	$1,944	$1,834	6%

Earnings per diluted common share attributable to McKesson Corporation (GAAP) (a)	$1.87	$4.92	(62)%	$8.89	$11.95	(26)%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.33	0.35	(6)	0.69	0.70	(1)
Transaction-related expenses and adjustments	5.11	(0.19)	—	5.18	(0.10)	—
LIFO inventory-related adjustments	(0.01)	0.30	(103)	(0.02)	0.47	(104)
Gains from antitrust legal settlements	(0.36)	(0.43)	(16)	(0.87)	(1.07)	(19)
Restructuring, impairment, and related charges, net	1.33	0.16	731	1.39	0.44	216
Claims and litigation charges, net	(0.03)	(0.02)	50	0.61	(0.02)	—
Other adjustments, net	(1.17)	1.14	(203)	(0.92)	1.14	(181)
Adjusted Earnings per Diluted Share (Non-GAAP) (a)	$7.07	$6.23	13%	$14.95	$13.51	11%

Diluted weighted-average common shares outstanding	129.3	134.8	(4)%	130.0	135.7	(4)%
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,			Six Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Gross profit (GAAP)	$3,248	$3,069	6%	$6,400	$6,091	5%
Pre-tax adjustments:
LIFO inventory-related adjustments	(2)	55	(104)	(4)	87	(105)
Gains from antitrust legal settlements	(63)	(79)	(20)	(153)	(197)	(22)
Restructuring, impairment, and related charges, net (2)	63	—	—	63	—	—
Adjusted Gross Profit (Non-GAAP)	$3,246	$3,045	7%	$6,306	$5,981	5%

Total operating expenses (GAAP)	$(2,670)	$(2,118)	26%	$(4,793)	$(4,040)	19%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	60	62	(3)	123	124	(1)
Transaction-related expenses and adjustments (1)	659	(43)	—	670	(39)	—
Restructuring, impairment, and related charges, net (2)	171	28	511	181	80	126
Claims and litigation charges, net (3)	(4)	(2)	100	108	(2)	—
Other adjustments, net (4)	(205)	210	(198)	(205)	210	(198)
Adjusted Operating Expenses (Non-GAAP)	$(1,989)	$(1,863)	7%	$(3,916)	$(3,667)	7%

Other income, net (GAAP)	$34	$26	31%	$164	$64	156%
Pre-tax adjustments:
Transaction-related expenses and adjustments	—	—	—	(1)	—	—
Other adjustments, net (5)	—	—	—	43	—	—
Adjusted Other Income (Non-GAAP)	$34	$26	31%	$206	$64	222%

Interest expense (GAAP)	$(78)	$(61)	28%	$(153)	$(108)	42%
Pre-tax adjustments:
Transaction-related expenses and adjustments	6	6	—	11	11	—
Adjusted Interest Expense (Non-GAAP)	$(72)	$(55)	31%	$(142)	$(97)	46%

Income tax expense (GAAP)	$(247)	$(213)	16%	$(371)	$(307)	21%
Tax adjustments:
Amortization of acquisition-related intangibles	(15)	(13)	15	(30)	(27)	11
Transaction-related expenses and adjustments (1)	(4)	10	(140)	(7)	14	(150)
LIFO inventory-related adjustments	—	(14)	(100)	1	(22)	105
Gains from antitrust legal settlements	17	21	(19)	40	51	(22)
Restructuring, impairment, and related charges, net (2)	(62)	(7)	786	(64)	(20)	220
Claims and litigation charges, net (3)	—	—	—	(28)	—	—
Other adjustments, net (4) (5)	55	(55)	200	43	(55)	178
Adjusted Income Tax Expense (Non-GAAP)	$(256)	$(271)	(6)%	$(416)	$(366)	14%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Interest Expense (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,
	2024			2023			Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$85,726	$—	$85,726	$69,766	$—	$69,766	23%		23%
Prescription Technology Solutions	1,265	—	1,265	1,140	—	1,140	11		11
Medical-Surgical Solutions	2,948	—	2,948	2,834	—	2,834	4		4
International	3,709	—	3,709	3,475	—	3,475	7		7
Corporate	3	—	3	—	—	—	—		—
Revenues	$93,651	$—	$93,651	$77,215	$—	$77,215	21%		21%

OPERATING PROFIT
U.S. Pharmaceutical (2) (4)	$1,075	$(173)	$902	$593	$222	$815	81%		11%
Prescription Technology Solutions	205	13	218	238	(29)	209	(14)		4
Medical-Surgical Solutions (2)	89	154	243	244	10	254	(64)		(4)
International (1)	(508)	608	100	66	23	89	(870)		12
Subtotal	861	602	1,463	1,141	226	1,367	(25)		7
Corporate expenses, net (1) (2)	(249)	77	(172)	(164)	5	(159)	52		8
Income before interest expense and income taxes	$612	$679	$1,291	$977	$231	$1,208	(37)%		7%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical	1.25%		1.05%	0.85%		1.17%	40	bp	(12)	bp
Prescription Technology Solutions	16.21		17.23	20.88		18.33	(467)		(110)
Medical-Surgical Solutions	3.02		8.24	8.61		8.96	(559)		(72)
International	(13.70)		2.70	1.90		2.56	(1,560)		14
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Six Months Ended September 30,
	2024			2023			Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$157,441	$—	$157,441	$136,926	$—	$136,926	15%		15%
Prescription Technology Solutions	2,506	—	2,506	2,384	—	2,384	5		5
Medical-Surgical Solutions	5,584	—	5,584	5,445	—	5,445	3		3
International	7,400	—	7,400	6,943	—	6,943	7		7
Corporate	3	—	3	—	—	—	—		—
Revenues	$172,934	$—	$172,934	$151,698	$—	$151,698	14%		14%

OPERATING PROFIT
U.S. Pharmaceutical (2) (3) (4) (5)	$1,856	$(139)	$1,717	$1,420	$166	$1,586	31%		8%
Prescription Technology Solutions	408	33	441	469	(37)	432	(13)		2
Medical-Surgical Solutions (2)	277	166	443	471	18	489	(41)		(9)
International (1)	(418)	620	202	123	56	179	(440)		13
Subtotal	2,123	680	2,803	2,483	203	2,686	(14)		4
Corporate expenses, net (1) (2) (3) (6)	(352)	145	(207)	(368)	60	(308)	(4)		(33)
Income before interest expense and income taxes	$1,771	$825	$2,596	$2,115	$263	$2,378	(16)%		9%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical	1.18%		1.09%	1.04%		1.16%	14	bp	(7) bp
Prescription Technology Solutions	16.28		17.60	19.67		18.12	(339)		(52)
Medical-Surgical Solutions	4.96		7.93	8.65		8.98	(369)		(105)
International	(5.65)		2.73	1.77		2.58	(742)		15
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	September 30, 2024	March 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$2,509	$4,583
Receivables, net	25,270	21,622
Inventories, net	24,176	21,139
Assets held for sale	635	5
Prepaid expenses and other	751	621
Total current assets	53,341	47,970
Property, plant, and equipment, net	2,361	2,316
Operating lease right-of-use assets	1,495	1,729
Goodwill	10,087	10,132
Intangible assets, net	1,573	2,110
Other non-current assets	3,572	3,186
Total assets	$72,429	$67,443

LIABILITIES AND DEFICIT
Current liabilities
Drafts and accounts payable	$53,317	$47,097
Current portion of long-term debt	53	50
Current portion of operating lease liabilities	243	295
Liabilities held for sale	371	—
Other accrued liabilities	4,787	4,915
Total current liabilities	58,771	52,357
Long-term debt	5,691	5,579
Long-term deferred tax liabilities	1,048	917
Long-term operating lease liabilities	1,232	1,466
Long-term litigation liabilities	5,617	6,113
Other non-current liabilities	2,712	2,610
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 279 and 278 shares issued at September 30, 2024 and March 31, 2024, respectively	3	3
Additional paid-in capital	8,221	8,048
Retained earnings	15,959	14,978
Accumulated other comprehensive loss	(890)	(881)
Treasury shares, at cost, 152 and 148 shares at September 30, 2024 and March 31, 2024, respectively	(26,310)	(24,119)
Total McKesson Corporation stockholders’ deficit	(3,017)	(1,971)
Noncontrolling interests	375	372
Total deficit	(2,642)	(1,599)
Total liabilities and deficit	$72,429	$67,443

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Six Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES
Net income	$1,247	$1,700
Adjustments to reconcile to net cash used in operating activities:
Depreciation	124	129
Amortization	208	187
Asset impairment charges	76	28
Deferred taxes	125	(271)
Charges (credits) associated with last-in, first-out inventory method	(4)	87
Non-cash operating lease expense	113	122
Gain from sales of businesses and investments	(89)	(16)
Canadian businesses held for sale	638	—
Provision for bad debts	(169)	243
Other non-cash items	174	71
Changes in assets and liabilities:
Receivables	(3,499)	(3,207)
Inventories	(3,310)	(2,349)
Drafts and accounts payable	6,221	4,307
Operating lease liabilities	(196)	(166)
Taxes	(145)	(76)
Litigation liabilities	(386)	(529)
Other	(408)	(347)
Net cash provided by (used in) operating activities	720	(87)

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(242)	(153)
Capitalized software expenditures	(143)	(111)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(1)	—
Proceeds from sales of businesses and investments, net	93	50
Other	(80)	(101)
Net cash used in investing activities	(373)	(315)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	6,876	2,000
Repayments of short-term borrowings	(6,876)	(2,000)
Proceeds from issuances of long-term debt	498	991
Repayments of long-term debt	(501)	(271)
Purchase of U.S. government obligations for the satisfaction and discharge of long-term debt	—	(647)
Common stock transactions:
Issuances	54	54
Share repurchases	(2,019)	(1,505)
Dividends paid	(162)	(149)
Other	(278)	(225)
Net cash used in financing activities	(2,408)	(1,752)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1	(1)
Change in cash, cash equivalents, and restricted cash classified as Assets held for sale	(14)	—
Net decrease in cash, cash equivalents, and restricted cash	(2,074)	(2,155)
Cash, cash equivalents, and restricted cash at beginning of period	4,585	4,679
Cash, cash equivalents, and restricted cash at end of period	2,511	2,524
Less: Restricted cash at end of period included in Prepaid expenses and other	(2)	—
Cash and cash equivalents at end of period	$2,509	$2,524

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Six Months Ended September 30,
	2024	2023	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by (used in) operating activities	$720	$(87)	928%
Net cash used in investing activities	(373)	(315)	18
Net cash used in financing activities	(2,408)	(1,752)	37
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1	(1)	200
Change in cash, cash equivalents, and restricted cash classified as Assets held for sale	(14)	—	—
Net decrease in cash, cash equivalents, and restricted cash	$(2,074)	$(2,155)	(4)%

FREE CASH FLOW (NON-GAAP)
Net cash provided by (used in) operating activities	$720	$(87)	928%
Payments for property, plant, and equipment	(242)	(153)	58
Capitalized software expenditures	(143)	(111)	29
Free Cash Flow (Non-GAAP)	$335	$(351)	195%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

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McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Transaction-related expenses and adjustments for the three and six months ended September 30, 2024 includes a net loss of $643 million (pre-tax and after-tax), to remeasure assets and liabilities held for sale to fair value less costs to sell related to an agreement to sell certain of our Canadian businesses. Net charges (pre-tax and after-tax) of $593 million included within International, and $50 million included within Corporate expenses, net, for the three and six months ended September 30, 2024. These net charges are primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, including the effect of accumulated other comprehensive income balances associated with the disposal group, and are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Restructuring, impairment, and related charges, net for the three and six months ended September 30, 2024 includes pre-tax charges of $234 million ($172 million after-tax) and $244 million ($180 million after-tax), respectively, primarily within Medical-Surgical Solutions, U.S. Pharmaceutical, and Corporate expenses, net. The three and six months ended September 30, 2023 includes pre-tax charges of $28 million ($21 million after-tax) and $80 million ($60 million after-tax), respectively, primarily within Corporate expenses, net. These charges are included under "gross profit" and "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Claims and litigation charges, net for the six months ended September 30, 2024 includes pre-tax charges of $114 million ($86 million after-tax) related to our estimated liability for opioid-related claims of a nationwide group of certain third-party payors. We recorded charges of $57 million ($43 million after-tax) within Corporate expenses, net and $57 million ($43 million after-tax) within U.S. Pharmaceutical. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Other adjustments, net for the three and six months ended September 30, 2024 includes a pre-tax credit of $203 million ($150 million after-tax), and for the three and six months ended September 30, 2023 includes a pre-tax charge of $210 million ($155 million after-tax), within U.S. Pharmaceutical related to the bankruptcy petition filing of our customer, Rite Aid Corporation (including certain of its subsidiaries, "Rite Aid") filed in October 2023. The charge within the second quarter of fiscal 2024 represents the remaining uncollected trade accounts receivable balance as of September 30, 2023 due to us from Rite Aid. After Rite Aid successfully emerged from bankruptcy in August 2024, we reassessed our initial estimates made in conjunction with the previously reserved prepetition balances including cash received during the period, resulting in the credit recorded in the second quarter of fiscal 2025. Management believes the credit and charge are not reflective of allowances and estimated recoveries recorded in the normal course of operations and are related to Rite Aid's bankruptcy reorganization, and therefore are excluded from the determination of our adjusted results (Non-GAAP). These amounts are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(5)Other adjustments, net for the six months ended September 30, 2024 includes a pre-tax charge of $43 million ($31 million after-tax) within U.S. Pharmaceutical related to a loss from one of the Company's investments in equity securities. This charge is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(6)During the six months ended September 30, 2024, the Company recognized a pre-tax net gain of $100 million ($74 million after-tax) within Corporate expenses, net related to a recapitalization event of one of our investments in equity securities, which resulted in an increase to the carrying value of this investment. This gain was recorded in “Other income, net” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

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McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Interest Expense (Non-GAAP): We define Adjusted Interest Expense as GAAP interest expense, excluding transaction-related expenses and adjustments related to net interest expense incurred from cross-currency swaps used to hedge the changes in the fair value of the Company's foreign currency-denominated notes resulting from changes in benchmark interest rates and foreign currency exchange rates. The foreign currency-denominated notes were previously designated as non-derivative net investment hedges of portions of the Company's net investments in its now-divested European businesses against the effect of exchange rate fluctuations on the translation of foreign currency balances to the U.S. dollar.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings per diluted common share attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization charges for intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust legal settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this press release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant, and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this press release

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Canadian dollars, Euro, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, share repurchases, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.